                                Exhibit 99.1

Sunlight Financial Announces Impact to Full-Year 2022 Outlook

NEW YORK, N.Y. and CHARLOTTE, N.C. – September 28, 2022 – Sunlight Financial Holdings Inc. (“Sunlight Financial”, "Sunlight" or the “Company”) (NYSE: SUNL), a premier, technology-enabled point-of-sale financing company, today announced that an installer liquidity event and volatile interest rates will impact its full-year 2022 financial performance. As a result, the Company is withdrawing its previously-provided full-year 2022 outlook metrics.

One of Sunlight's largest solar installers has notified the Company that due to cash flow challenges, the installer is in the process of winding down its operations, likely restricting its ability to fully meet its financial obligations. As a result, Sunlight expects to impair $30 to $33 million in advances to that installer on the Company’s balance sheet as of September 30, 2022.

Although this impairment represents a non-cash charge, the Company expects to incur certain non-recurring expenses in connection with its facilitation of solar loans where installations may not have completed inspections. The Company has approximately $64 million of cash and cash equivalents on its balance sheet as of September 23, 2022.

“Given our close business relationships with our installers, we are disappointed by this development and we are working to minimize the potential impact to Sunlight,” said Matt Potere, Chief Executive Officer of Sunlight. "While our risk exposure with other contractor advances is much smaller (the next three largest partner advances being $10 million, $7 million, and $5 million respectively), we are re-underwriting all contractor partners' advances to further mitigate risk going forward.”

About Sunlight Financial

Sunlight is a premier, technology-enabled point-of-sale finance company. Sunlight partners with contractors nationwide to provide homeowners with financing for the installation of residential solar systems and other home improvements. Sunlight’s best-in-class technology and deep credit expertise simplify and streamline consumer finance, ensuring a fast and frictionless process for both contractors and homeowners. For more information, visit www.sunlightfinancial.com.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may generally be identified by the use of words such as “could,” “should,” “would,” “will,” “may,” “believe,” “anticipate,” "outlook," "2022 guidance," “intend,” “estimate,” “expect,” “project,” “plan,” “continue,” or the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Sunlight disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Sunlight cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Sunlight. Such risks and uncertainties include, among others: risks relating to the uncertainty of the projected operating and financial information with respect to Sunlight; risks related to Sunlight’s business and the timing of expected business milestones or results; global supply chain shortages, competition for skilled labor, and permitting delays; the effects of competition and regulatory risks, and the impacts of changes in legislation or regulations on Sunlight’s future business; the expiration, renewal, modification or replacement of the federal solar investment tax credit, rebates and other incentives; the effects of the COVID-19 pandemic on Sunlight’s business or future results; Sunlight’s ability to sustain profitability and to attract and retain its relationships with third parties, including Sunlight’s capital providers and solar contractors; the financial performance of Sunlight’s capital providers and contractors; the willingness of Sunlight’s capital providers to fund loans on terms desired by relevant markets and economically favorable to Sunlight; the impact of inflation and increased interest rates on Sunlight’s capital providers and the cost and availability of credit from our capital providers as well as on the demand for solar panel installation and home improvement; changes in the retail prices of traditional utility generated electricity; the availability of solar panels, batteries and other components and raw materials; and such other risks and uncertainties discussed in the “Risk Factors” section of Sunlight’s Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on March 29, 2022, Form 10-Q as filed with the SEC on May 16, 2022 and Form 10-Q as filed with the SEC on August 15, 2022, and other documents of Sunlight filed, or to be filed, with the SEC. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Sunlight’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Media Contacts:

Investor Relations
Lucia Dempsey
investors@sunlightfinancial.com
888.315.0822

Public Relations
media@sunlightfinancial.com